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                                  EXHIBIT 23.2


                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
Neoware Systems, Inc.:

We consent to the use of our report dated August 21, 2003, with respect to the consolidated balance sheets of Neoware Systems, Inc. as of June 30, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP


Philadelphia, Pennsylvania
September 23, 2003